EXHIBIT B
                                                                      ---------

              SUMMARY OF DAILY ACQUISITIONS OF ORDINARY SHARES MADE
            ON BEHALF OF REPORTING PERSONS SINCE SEPTEMBER 22, 2003

All of the purchases listed below were made by a broker through the JSE Securities Exchange South Africa on behalf of Anglo SA Capital. The amounts set forth below reflect the daily share purchases and average price per Ordinary Share paid on behalf of Anglo SA Capital, including commissions and other costs for such shares.

-------------------------- ------------------------------- -------------------
   Date of Purchase               Number of Shares          Average Price per
                                Purchased on Such Date     Ordinary Share (Rand)
-------------------------- ------------------------------- -------------------
November 20, 2003                      131,966                    300
November 19, 2003                      115,200                    299
November 18, 2003                       69,775                    293
November 17, 2003                      430,000                    296
November 14, 2003                      181,600                    298
November 13, 2003                      474,244                    298
November 12, 2003                      206,600                    291
November 11, 2003                       86,500                    284
November 10, 2003                      328,500                    289
November 7, 2003                       438,000                    281
November 6, 2003                       247,118                    278
November 5, 2003                       194,318                    277
November 4, 2003                       277,500                    275
November 3, 2003                       400,000                    270
September 26, 2003                       5,100                    278
September 25, 2003                     140,000                    279
                           --------------------------------- -------------------



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